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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) April 26, 2001

                                CYBERSENTRY, INC.
             (Exact name of registrant as specified in its charter)


DELAWARE                         000-23416                         22-3626108
(State of                       (Commission                     (IRS Employer
incorporation)                  File Number)                Identification No.)



              412 East Madison Street, Suite 1200, Tampa, FL 33602 (Address of principal executive offices, including zip code)

                                 (800) 218-5133
              (Registrant's telephone number, including area code)





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Item 4.  Changes in Registrant's Certifying Accountants.

         On April 26, 2001, BDO Seidman, LLP ("BDO"), the independent certified public accountants for CyberSentry, Inc., (the "Company") was dismissed, which dismissal was approved by the Company's Board of Directors. During the years ended December 31, 1998 and 1999 the report by BDO on the financial statements of the Company contained a modification expressing substantial doubt about the Company's ability to continue as a going concern. During the years ended December 31, 1998 and 1999 and for the subsequent period up to April 26, 2001, the reports by BDO on the financial statements of the company did not contain an adverse opinion or a disclaimer of opinion. During the Company's two most recent fiscal years and subsequent period up to April 26, 2001, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. Notwithstanding the foregoing, BDO has not reviewed the Company's Form 10-Q filings for the second and third quarter of its fiscal year 2000, and has not performed any audit procedures for any period subsequent to December 31, 1999.

         On April 26, 2001, upon receipt of approval of its Board of Directors, the Company engaged Kaufman Rossin & Co., PA to serve as the Company's independent certified public accountants. During the Company's two most recent fiscal years, and during any subsequent period through April 26, 2001, the Company did not consult with Kaufman Rossin & Co., PA on any accounting or auditing issues.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits

                  Exhibit 1 - Letter, dated June 7, 2001 from BDO.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: June 7, 2001

                               CYBERSENTRY, INC.


                                   By:  /s/ Hal Shankland
                                        -----------------------------------
                                        Name:    Hal Shankland
                                        Title:   CEO